UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

Rotech Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50940	030408870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 822-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In order to provide additional liquidity during the previously announced chapter 11 filing, on April 10, 2013, Rotech Healthcare Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) obtained superpriority priming debtor-in-possession financing (the “DIP Facility”). Pursuant to that certain Debtor-in-Possession Credit Agreement, by and between the Company, the lenders party thereto (the “DIP Lenders”) and Silver Point Finance, LLC, as administrative agent (“Silver Point”) (the “DIP Credit Agreement”), the DIP Lenders committed to provide the DIP Facility in an aggregate principal amount of up to $30 million, subject to approval by the Bankruptcy Court and certain other conditions and limitations, including the approval of a budget by the Backstop DIP Lenders (defined below). The DIP Facility will be available to the Debtors to fund their business operations, avoid short-term liquidity concerns, and preserve the going-concern value of the Debtors’ estates. Such DIP Facility was approved by the U.S. Bankruptcy Court for the District of Delaware in Wilmington pursuant to an interim order dated April 9, 2013 (the “Interim DIP Order”). The case number is 13-10741.

Subject to the terms and conditions in the DIP Credit Agreement, Silver Point (acting individually or through one or more of its affiliates or funds) severally committed to fund 77.8% of the DIP Facility and Capital Research Management Company (acting individually or through one or more of its affiliates of funds) severally committed to fund 22.2% of the DIP Facility (in their capacities as backstop lenders, the “Backstop DIP Lenders”). All loans under the DIP Facility (and all guaranties of the foregoing by the subsidiary guarantors) are (i) entitled to joint and several superpriority administrative expense claim status (other than as to the proceeds of Avoidance Actions), and (ii) secured by a perfected first priority, senior priming lien on, and security interest in all of the Debtors’ assets (other than (i) certain excluded assets, and (ii) the proceeds of Avoidance Actions, but (iii) subject to certain permitted liens), subject in each case to (a) the Carve-Out, (b) Restricted Cash, and (c) any Senior Permitted Liens (all as defined in the Interim DIP Order).

Amounts under the DIP Facility bear interest at (i) the LIBOR Rate (as defined in the DIP Credit Agreement) plus 8.5% per annum or, at the Company’s option, (ii) a fluctuating rate (defined as ABR in the DIP Credit Agreement) plus 7.5% per annum. Interest is payable monthly, with respect to ABR Loans, and on the last day of each interest period, with respect to LIBOR Loans. The default rate under the DIP Facility is 2.0% per annum above the otherwise applicable interest rate. An unused availability premium in an amount equal to 8.5% per annum shall accrue on the unused portion of the total Commitments (as defined in the DIP Credit Agreement) from the closing date to the date of the Delayed Draw Term Loan (as defined in the DIP Credit Agreement) and shall be due and payable on the date of borrowing of the Delayed Draw Term Loan.

To the extent the Company or any of its restricted subsidiaries obtains net cash proceeds from an incurrence of indebtedness, asset sale or insurance/condemnation event, mandatory prepayments of the loans will be required, subject to exceptions set forth in the DIP Credit Agreement. Such mandatory prepayments, any voluntary prepayments and any other prepayments or repayments of the loans are subject to a premium of 1.0%.

As set forth in the DIP Credit Agreement, the DIP Facility contains negative covenants that further limit the Company’s ability to incur indebtedness and grant liens on its assets. In addition, as described in the DIP Credit Agreement, the Company is required to maintain compliance with a budget that was delivered at closing and that will be updated as described in the DIP Credit Agreement.

The DIP Facility will mature and must be repaid in full on the date that is the earliest of (a) the date that is seven (7) months after April 9, 2013, (b) the acceleration of the DIP Facility pursuant to the terms of the DIP Credit Agreement and the Interim DIP Order and (c) the effective date of the Debtors’ bankruptcy plan.

The foregoing description of the DIP Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement, which is attached this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein, and the Interim DIP Order.

The full text of the press release announcing the DIP Facility is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Debtor-in-Possession Credit Agreement, dated April 9, 2013, by and between Rotech Healthcare Inc., the lenders party thereto and Silver Point Finance, LLC, as administrative agent

99.1	Press Release, dated April 10, 2013, issued by Rotech Healthcare Inc.

Forward Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to that the Company will have sufficient cash on hand to pay its operating expenses; the Company’s ability to continue to comply with other covenants under its notes or credit facility; potential decreases in Medicare Part B reimbursement rates; legislative or regulatory changes to Medicare or related programs; health care reform, including recently enacted legislation; adjustments in reimbursement rates set by the Centers for Medicare & Medicaid Services; the effects of the competitive bidding process under Medicare; the accreditation of the Company’s operating locations and their compliance with government standards for coverage and payment; the ability of the Company to develop, secure approval of and consummate a prearranged plan of chapter 11 reorganization; the Company’s ability to improve its operating structure, financial results and profitability following emergence from chapter 11; the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs and service its debt; the Company’s ability to maintain contracts that are critical to its operation; the Company’s ability to obtain and maintain normal terms with customers, suppliers and service providers; and the Company’s ability to retain key executives, managers and employees. Additional factors that may affect future results are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.
(Registrant)

Date: April 10, 2013	By:	/s/ Steven P. Alsene
Steven P. Alsene
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Debtor-in-Possession Credit Agreement, dated April 9, 2013, by and between Rotech Healthcare Inc., the lenders party thereto and Silver Point Finance, LLC, as administrative agent

99.1	Press Release, dated April 10, 2013, issued by Rotech Healthcare Inc.